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                                                                  [EXHIBIT 23.1]


                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 dated July 28, 2000 covering the registration of 2,572,500 shares of common stock, of our report dated February 17, 2000 included in BOLDER Technologies Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP


Denver, Colorado,
July 28, 2000.




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